EXHIBIT 23.1

Consent of BDO Seidman, LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TurboChef Technologies, Inc.

Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statement Number 333-82518 on Form S-3 and Registration Statement Number 333-81571 and Number 333-76662 on Form S-8 of our report dated March 15, 2003, relating to the consolidated financial statements of TurboChef Technologies, Inc. appearing in this Form 10-K for the year ended December 31, 2002. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

BDO Seidman, LLP

Dallas, Texas

April 16, 2003